As filed with the Securities and Exchange Commission on January 18, 2006
Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (No. 333-107994)

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

SVB FINANCIAL GROUP

(formerly Silicon Valley Bancshares)

(Exact name of Registrant as specified in its charter)

Delaware	91-1962278
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

3003 Tasman Drive

Santa Clara, CA 95054-1191

(408) 654-7400

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Kenneth P. Wilcox

President and Chief Executive Officer

SVB Financial Group

3005 Tasman Drive

Santa Clara, CA 95054-1191

(408) 654-7400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Larry W. Sonsini, Esq.

John A. Fore, Esq.

Martin W. Korman, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, California 94304

(650) 493-9300

Approximate date of the commencement of proposed sale to the public:  Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.   ☐

RECENT EVENTS:  DEREGISTRATION

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-107994)  initially filed with the Securities and Exchange Commission on August 14, 2003 (the “Registration Statement”) is being filed by SVB Financial Group (formerly Silicon Valley Bancshares) to deregister the $150,000,000 Zero Coupon Convertible Subordinated Notes (and the common stock underlying such Notes) which remain unsold under the Registration Statement as of the date hereof (the “Unsold Securities”) because the Registrant’s obligation to maintain the Registration Statement effective has expired.  By filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-3, the Registrant hereby deregisters any and all such Unsold Securities, and as a result of such deregistration, no Unsold Securities remain registered for sale pursuant to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-107994) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on January 18, 2006.

SVB FINANCIAL GROUP

By:	/s/ KENNETH P. WILCOX
Kenneth P. Wilcox
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, as amended, this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-107994) has been signed by the following persons on January 18, 2006 in the capacities indicated:

Signature	Title

/s/ KENNETH P. WILCOX	President, Chief Executive Officer and Director (Principal
Kenneth P. Wilcox	Executive Officer)

/s/ JACK JENKINS-STARK	Chief Financial Officer (Principal Financial Officer)
Jack Jenkins-Stark

/s/ DONAL D. DELANEY	Controller (Principal Accounting Officer)
Donal D. Delaney

/s/ ERIC A. BENHAMOU	Director
Eric A. Benhamou

/s/ DAVID M. CLAPPER	Director
David M. Clapper

/s/ ROGER F. DUNBAR	Director
Roger F. Dunbar

/s/ JOEL P. FRIEDMAN	Director
Joel P. Friedman

/s/ G. FELDA HARDYMON	Director
G. Felda Hardymon

/s/ ALEX W. HART	Director
Alex W. Hart

/s/ C. RICHARD KRAMLICH	Director
C. Richard Kramlich

/s/ JAMES R. PORTER	Director
James R. Porter

/s/ MICHAELA K. RODENO	Director
Michaela K. Rodeno

/s/ LARRY W. SONSINI	Director
Larry W. Sonsini